Ally Financial Inc. April 17, 2025 1Q 2025 Earnings Review Exhibit 99.2

Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. In particular, forward-looking statements about Ally’s outlook, including expectations regarding net interest margin, adjusted other revenue, net-charge offs, non-interest expenses and average earning assets, and other forward-looking statements are based on our current expectations and are subject to various important factors that could cause actual results to differ materially, including general economic conditions, expectations regarding interest rates and inflation, monetary and fiscal policies in the United States and other jurisdictions, the composition of our balance sheet, including with respect to our loan and securities portfolios, the impact of our strategic initiatives, including recent transactions involving our Credit Card and Mortgage businesses, demand for new and used vehicles, demand for auto loans and leases and the impact of escalating tariffs and other trade policies on us, our customers and our strategic partners, and the economic impacts, volatility and uncertainty resulting therefrom. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described above and in our Annual Report on Form 10-K for the year ended December 31, 2024, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law.

GAAP and Core Results: Quarterly The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted provision for credit losses, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Notes on Non-GAAP Financial Measures, Notes on Other Financial Measures, Additional Notes, GAAP to Core Results and Non-GAAP Reconciliations later in this document. Non-GAAP financial measure. See pages 20 – 22 for definitions.

Quarterly Highlights Financial Highlights Key Messages Non-GAAP financial measure. See pages 20 – 22 for definitions. Calculated using a Non-GAAP financial measure. See pages 20 – 22 for definitions. Power of focus on core franchises with relevant scale and differentiation Do it Right culture is a pillar of our success, built on our ‘LEAD’ core values Notable Items Reclassified $2.4B Card assets to ‘held-for-sale’ as of 3/31; impact of reserve release, goodwill impairment, and deal expenses excluded from adjusted metrics – sale closed successfully on 4/1, generated 40bps of CET1 in total Sold $4.1B of low yielding securities and reinvested at current market yields | $495M pre-tax loss excluded from adjusted metrics | (23bps) of CET1 | Interest rate risk trade focused on reducing portfolio duration and AOCI volatility A Brand that Matters which meaningfully connects with consumers $0.58 Adjusted EPS(1) 8.3% Core ROTCE(1) $2.1B Adj. Net Revenue(1) 9.5% CET1 $247M Core Pre-tax(1) ($0.82) GAAP EPS (8.6%) Return on Equity $1.5B GAAP Net Revenue 3.35% NIM ex. OID(2) ($284M) GAAP Pre-tax Confidence in ability to achieve mid-teens ROTCE target

9% YoY Written Premium Growth 2.2 U.S. F&I Products Sold per Dealer 6K+ U.S. & Canadian Dealer Relationships Largest, all-digital, direct U.S. bank Market Leading Franchises Focusing our resources and capital on core businesses to drive shareholder value Retail Deposits Retail Deposit Balances | Primary Deposit Customers $70B $146B See page 24 for footnotes. 1Q’17 1Q’18 1Q’25 1Q‘19 1Q‘20 1Q‘21 1Q‘22 1Q‘23 1Q’24 1.3M 3.3M Corporate Finance Dealer Financial Services Auto Finance Insurance 3.8M Consumer Applications $10.2B Consumer Originations 44% Retail S-Tier Originations 9.8% Retail Auto Originated Yield(1) 1Q’22 1Q’23 1Q’24 1Q’25 Consumer Auto Applications 30% YoY Dealer Inventory Insurance Growth 3.2M 3.3M 3.8M 3.8M 1Q’22 1Q’23 1Q’24 1Q’25 Written Premiums $265 $307 $354 $385 ($ millions) 100% % of Portfolio First-Lien 10% Gross Revenue Yield(2) 1% % Loans Non-accrual 23% Average ROE 2014-2024 1Q’22 1Q’23 1Q’24 1Q’25 Return on Equity 28% 27% 34% 25% 25-year Cycle Tested Business 60% Cumulative Liquid Beta (through 1Q’25) 92% % FDIC Insured(3) $146B Retail Deposit Balances $13B Deposits held by Invest Customers $55K $44K Average Customer Balance 89% % Deposit Funded All-time Record

1Q 2025 Financial Results Non-GAAP financial measure. See pages 20 – 22 for definitions. Contains Non-GAAP financial measures and other financial measures. See page 23 for definitions. 1Q’25 repositioning items related to securities sale and Credit Card transaction; 4Q’24 repositioning items related to Credit Card transaction and headcount actions; 1Q’24 repositioning items related to Ally Lending transaction. Securities Repositioning Card Reserve Release $305 Card Goodwill Impairment; $9 Deal Expenses

Mortgage loans in run-off at the Corporate and Other segment. Unsecured lending from point-of-sale financing. Moved to assets of operations held-for-sale (HFS) on 12/31/23; transaction closed 3/1/24. Credit card assets moved to assets of operations held-for sale (HFS) on 3/31/25; transaction closed 4/1/25. Includes interest expense related to margin received on derivative contracts. Excluding this expense, annualized yields were 4.37% for 1Q’25, 4.68% for 4Q’24, and 5.35% for 1Q’24. Includes Community Reinvestment Act and other held-for-sale (HFS) loans. Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits). Includes FHLB borrowings and Repurchase Agreements. Calculated using a Non-GAAP financial measure. See pages 20 - 22 for definitions. Balance Sheet and Net Interest Margin

1Q 2025 Preliminary Results

Capital

- **1Q'25 CET1 ratio of 9.5% and TCE / TA ratio of 6.0%**[1]
- **$3.7B of CET1 capital above 7.1% Regulatory Min. + SCB**
- **Sale of Credit Card generated 40bps of CET1**
  - 1Q capital ratios include 20bps CET1 following transfer to HFS
  - Remaining 20bps of CET1 generated when sale closed on 4/1; 3/31 CET1 pro forma CET1 9.7% | 7.5% with AOCI fully phased-in
- **$4.1B securities repositioning consumed 23bps CET1**
  - Transactions do not impact AOCI fully phased-in CET1 ratio
  - ~$350M annual AOCI accretion post-repositioning *(~$400M prior)*
- **Final CECL phase-in consumed 19bps CET1**
- **Announced 2Q'25 common dividend of $0.30 per share**

Capital Ratios and Risk-Weighted Assets

($ billions)



Note: 1Q'25 capital ratios exclude additional 20bps of CET1 from Card sale that closed on 4/1
12.5%
12.7%
12.9%
13.2%
12.8%
Total Capital Ratio
10.8%
11.0%
11.2%
11.3%
11.0%
Tier 1 Ratio
9.4%
9.6%
9.8%
9.8%
9.5%
CET1 Ratio
$158
$157
$156
$153
$154
Risk Weighted Assets
6.7%
6.8%
7.5%
7.1%
7.3%
Fully Phased-in CET1
1Q 24
2Q 24
3Q 24
4Q 24
1Q 25

Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 23.

Adjusted Tangible Book Value per Share[1]



$21
$24
$25
$27
$27
$31
$33
$36
$41
$5
$35
$44
$13
$32
$46
$13
$33
$47
$11
$36
Adjusted TBV/Share ex. AOCI(1)
AOCI Impact(2)
Adjusted TBV/Share(1)
1Q 14
1Q 15
1Q 16
1Q 17
1Q 18
1Q 19
1Q 20
1Q 21
1Q 22
1Q 23
1Q 24
1Q 25

End of Period Shares Outstanding

480M	482M	483M	462M	433M	400M	373M	372M	327M	301M	304M	307M

(1) *Contains a Non-GAAP financial measure. See pages 20 - 22 for definitions.*
(2) *Some prior period OCI impacts are not material to Adjusted Tangible Book Value per Share and therefore not shown.*

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1Q 2025 Preliminary Results

Asset Quality: Key Metrics

Consolidated Net Charge-Offs (NCOs)(1)



1.55%
1.26%
1.50%
1.59%
1.50%
Annualized NCO Rate
$539
$435
$517
$543
$507
NCOs ($M)
1Q 24
2Q 24
3Q 24
4Q 24
1Q 25

See page 23 for definition.

Retail Auto Net Charge-Offs (NCOs)



+59bps YoY
2.27%
+49bps YoY
1.81%
+39bps YoY
2.24%
+13bps YoY
2.34%
(15bps) YoY
2.12%
Annualized NCO Rate
$477
$378
$467
$488
$445
NCOs ($M)
1Q 24
2Q 24
3Q 24
4Q 24
1Q 25

Retail Auto Delinquencies



+68bps YoY
4.66%
3.88%
+64bps YoY
+74bps YoY
5.12%
4.33%
+73bps YoY
+52bps YoY
5.20%
4.24%
+39bps YoY
+14bps YoY
5.46%
4.39%
(3bps) YoY
+11bps YoY
4.77%
3.79%
(9bps) YoY
30+ DPD Delinquency Rate (All-in)
30+ DPD Delinquency Rate(1)
1.10%
0.49%
1.26%
0.51%
1.14%
0.55%
1.18%
0.56%
1.02%
0.49%
60+ DPD Delinquency Rate(1)
90+ DPD Delinquency Rate
1Q 24
2Q 24
3Q 24
4Q 24
1Q 25

(1) Includes accruing contracts only.
Note: Days Past Due is abbreviated as ("DPD")

Retail Auto - EOP 30+ Day DQs by Vintage(1)

2024 | 2023 | 2022



5.38%
2.84%
2.56%
4.43%
MO. 27
2.07%
MO. 15
Months on Book

(1) Includes accruing contracts only.

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Consolidated Coverage ($ billions) Retail Auto Coverage ($ billions) Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Reserve (%) Reserve ($) Reserve (%) Reserve ($) Asset Quality: Coverage and Reserves Consolidated coverage rate of 2.55%, down 18bps QoQ primarily driven by Card reserve release Consolidated coverage rate expected to modestly increase over time from asset remixing (↑ Retail Auto & CF; ↓ Mortgage) Retail auto coverage rate of 3.75%, down 3bps QoQ driven by vintage portfolio trends and hurricane reserve release, partially offset by elevated levels of delinquency and macroeconomic uncertainty Consolidated and portfolio-level reserves are balanced; U.S. macroeconomic outlook and consumer health remain watch items + Vintage trends + Flow to loss rates + Hurricane release - Elevated delinquency - Macroeconomic uncertainty (3bps) Retail Auto Coverage Card worth (19bps) coverage; $319M of reserve release

1Q 2025 Preliminary Results

Auto Finance

- **Auto pre-tax income of $375 million**
  - Pre-tax income down YoY and QoQ, primarily driven by lower lease gains and lower commercial assets
  - Provision of $434 million reflects continued improvement in credit performance as vintage rollover dynamics take hold
- **Retail portfolio yield ex. hedge of 9.11%, up 2bps QoQ impacted by seasonally higher liquidations**
  - Originated yield of 9.80%, in-line with expectations due to mix normalization and seasonal shift in applications; S-tier originations of 44% vs. 49% in prior quarter
- **Vehicle termination mix suppressed lease gains in 1Q**
  - Expect less pressure throughout year driven by lower termination volume and lower residual values at the time of origination on future maturities

		Increase / (Decrease) vs.	
Key Financials ($ millions)	**1Q 25**	**4Q 24**	**1Q 24**
Net financing revenue	$ 1,266	$ (78)	$ (108)
Total other revenue	97	9	-
Total net revenue	**$ 1,363**	**$ (69)**	**$ (108)**
Provision for credit losses	434	(61)	(14)
Noninterest expense [1]	554	14	11
Pre-tax income	**$ 375**	**$ (22)**	**$ (105)**
U.S. Auto earning assets (EOP)	$ 113,326	$ (1,376)	$ (2,613)
Key Statistics			
Remarketing gains (losses) *($ millions)*	$ (19)	$ (22)	$ (65)
Average gain (loss) per vehicle	$ (863)	$ (1,008)	$ (2,294)
Off-lease vehicles terminated *(# units)*	21,943	(1,358)	(9,983)
Application volume *(# thousands)*	3,793	315	29

Retail Auto Yield Trend



40%
44%
43%
49%
44%
S-Tier Origination Mix
10.92%
10.59%
10.54%
9.63%
9.80%
Estimated Originated Yield(2)
9.07%
9.19%
9.29%
9.27%
9.21%
Hedge Impact
8.65%
8.86%
8.99%
9.09%
9.11%
Portfolio Yield ex. hedge
1Q 24
2Q 24
3Q 24
4Q 24
1Q 25

Retail Weighted Average FICO

1Q 24	2Q 24	3Q 24	4Q 24	1Q 25
704	712	710	720	714

Lease Portfolio Trends



2 models accounted for over $20M of remarketing losses in the quarter
57%
54%
50%
46%
40%
Lessee & Dealer Buyout %
$46
$59
$24
$3
($19)
Remarketing Gains (Losses) ($ millions)
1Q 24
2Q 24
3Q 24
4Q 24
1Q 25

Average Gain (Loss) / Unit

1Q 24	2Q 24	3Q 24	4Q 24	1Q 25
$1,431	$1,420	$771	$145	($863)

See page 24 for footnotes.

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Non-GAAP financial measure. See pages 20 - 22 for definitions. See page 24 for additional footnotes. Insurance pre-tax income of $2 million and core pre-tax income of $17 million(1) $368 million of earned premiums, up $19 million YoY Insurance losses of $161 million, up $49 million YoY driven by historic weather and portfolio growth 1Q record net weather losses of $58 million, up $41M driven by historic weather events Reinsurance partially mitigating overall weather loss exposure Written premiums of $385 million, up 9% YoY  Sustained commitment to all-in dealer value with relationship-focused products, services, and training Continued momentum in dealer inventory relationships driving $37 million increase in P&C written premiums YoY Insurance Insurance Net Weather Losses ($ millions) Written Premiums ($ millions) P&C Premium F&I Premium Note: F&I: Finance and insurance products and other. P&C: Property and casualty insurance products. Over 80% of losses attributed to historic 3-day severe weather events in the quarter $13M avg 1Q net weather losses since IPO

HFI Balances by Lending Vertical Corporate Finance pre-tax income of $76 million Net Financing Revenue of $104 million, down QoQ, driven by elevated amortized fees in the prior period Provision of $14 million, up $19 million QoQ, driven by asset growth 1Q ROE of 25%; continues to generate accretive returns Held-for-investment loans of $10.9B Well-diversified, high-quality, 100% first-lien, floating rate loans Average loss rate of 0.27% from 2014-2024 Disciplined credit and operational risk management Criticized assets and non-accrual loans of 12% and 1%, respectively (near historically low levels) No new non-performing loans in the quarter Corporate Finance Non-GAAP financial measure. See pages 20 - 22 for definitions. See page 24 for additional footnotes. Sponsor Finance Private Credit Finance Specialty Finance

2025 Financial Outlook Non-GAAP financial measures. See pages 20 - 22 for definitions. Assumes statutory U.S. Federal tax rate of 21%. Net Interest Margin (ex. OID)(1) Retail Auto NCO Average Earning Assets Tax Rate(2) Adjusted Noninterest Expense(1) Adjusted Other Revenue(1) Consolidated NCO 2025 Outlook 3.40% - 3.50% 2.00% - 2.25% Flat YoY 22% - 23% Flat YoY Flat YoY 1.35% - 1.50% No change versus prior guidance

Supplemental

Supplemental Results By Segment Non-GAAP financial measure. See pages 20 - 22 for definitions. See page 24 for additional footnotes.

Supplemental

1Q 2025 Preliminary Results

Corporate and Other

- **Corporate and Other includes the impacts of Ally Invest, Mortgage, Credit Card, and in 1Q'24, Ally Lending**
- **Pre-tax loss of $737 million and Core pre-tax loss of $221 million[1]**
  - Other revenue down YoY, largely driven by losses associated with the securities repositioning transactions
  - Provision expense lower YoY, largely driven by reserve releases associated with the sale of Credit Card
  - Noninterest expense higher YoY, driven by goodwill impairment associated with the sale of Credit Card
- **Total assets of $61.2 billion, up $2.3 billion YoY**

Corporate & Other Results

($ millions)		Increase/(Decrease) vs.	
Key Financials	**1Q 25**	**4Q 24**	**1Q 24**
Net financing revenue	$ 78	$ 59	$ 130
Total other revenue	(427)	(475)	(453)
Total net revenue	(349)	(416)	(323)
Provision for credit losses	(257)	(324)	(317)
Noninterest expense	645	201	264
Pre-tax income (loss)	$ (737)	$ (293)	$ (270)
Core OID [1]	16	1	2
Repositioning items [2]	503	363	493
Change in fair value of equity securities [3]	(2)	(1)	(9)
Core pre-tax income (loss) [1]	$ (221)	$ 70	$ 217
Cash & securities	$ 32,837	$ 238	$ 847
Held-for-investment loans, net [4]	17,160	(2,215)	(2,989)
Assets of Operations, Held-for-sale [5]	2,440	2,440	2,440
Intercompany loan [6]	(804)	60	(85)
Other	9,535	895	2,129
Total assets	$ 61,168	$ 1,418	$ 2,342

Retail CD Maturity Summary
(as of 3/31/2025)



$12B
$11B
$8B
$7B
$38B of 2025 CD maturities
1Q 2025
2Q 2025
3Q 2025
4Q 2025

Maturity Weighted Average Rate

1Q 2025	2Q 2025	3Q 2025	4Q 2025
4.8%	4.6%	4.3%	4.0%

Ally Financial Rating Details

	LT Debt	ST Debt	Outlook
Fitch	BBB-	F3	Stable
Moody's	Baa3	P-3	Stable
S&P	BBB-	A-3	Stable
DBRS	BBB	R-2 (high)	Stable

Note: Ratings as of 3/31/2025. Our borrowing costs & access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands.

(1) *Non-GAAP financial measure. See pages 20 - 22 for definitions.*
See page 25 for additional footnotes.

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Funding Composition Funding and Liquidity Total Available Liquidity Available Liquidity vs. Uninsured Deposits 5.8x 5.7x Loan to Deposit Ratio(1) 95% 97% 96% Cash and Equivalents FHLB Unused Pledged Borrowing Capacity FRB Discount Window Pledged Capacity Unencumbered Highly Liquid Securities Unsecured Debt FHLB / Other Secured Debt Total Deposits ($ billions) 6.1x Total loans and leases divided by total deposits. 95% 5.9x (End of Period) Core funded with stable deposits and strong liquidity position 95% 5.7x Supplemental

Supplemental Net financing revenue impacts reflect a rolling 12-month view. See page 23 for additional details. Gradual changes in interest rates are recognized over 12 months. ($ millions) Interest Rate Risk Note: Pay-Fixed rates are expressed as day and balance-weighted averages.

Supplemental Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See page 26 for calculation methodology and details. Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. See page 29 for calculation details. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring and significant other one-time items, as applicable for respective periods. In the denominator, total net revenue is adjusted for Core OID, Insurance segment revenue, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring and significant other one-time items, as applicable for respective periods. See page 12 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment. Adjusted noninterest expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader to better understand the business' expenses excluding nonrecurring items. See page 30 for calculation methodology and details. Adjusted other revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business' ability to generate other revenue. See page 30 for calculation methodology and details. Adjusted provision for credit losses is a non-GAAP financial measure that adjusts GAAP provision for credit losses for repositioning items. Management believes adjusted provision for credit losses is a helpful financial metric because it enables the reader to better understand the business’ expenses excluding nonrecurring items. See page 30 for calculation methodology and details. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted provision for Credit Losses, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document. Notes on Non-GAAP Financial Measures

Supplemental
1Q 2025 Preliminary Results

Notes on Non-GAAP Financial Measures

7) ***Adjusted tangible book value per share (Adjusted TBVPS)*** *is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% ("rate") as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. See page 28 for calculation methodology and details.*

8) ***Adjusted total net revenue*** *is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. See page 30 for calculation methodology and details.*

9) ***Core net income attributable to common shareholders*** *is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other one-time items, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See pages 26 – 27 for calculation methodology and details.*

10) ***Core original issue discount (Core OID) amortization expense*** *is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See page 30 for calculation methodology and details.*

11) ***Core outstanding original issue discount balance (Core OID balance)*** *is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 30 for calculation methodology and details.*

12) ***Core pre-tax income*** *is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 16 for calculation methodology and details.*

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Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. See page 27 or calculation details. In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA. Investment income and other (adjusted) is a non-GAAP financial measure that adjusts GAAP investment income and other for repositioning, and the change in fair value of equity securities. Management believes investment income and other (adjusted) is a helpful financial metric because it enables the reader to better understand the business' ability to generate investment income. Net financing revenue excluding core OID is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' ability to generate revenue. See page 30 for calculation methodology and details. Net interest margin excluding core OID is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' profitability and margins. See page 7 for calculation methodology and details. Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 28 for calculation methodology and details. Supplemental Notes on Non-GAAP Financial Measures

Supplemental Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and phased in the regulatory capital impacts of CECL from January 1, 2022, to January 1, 2025, based on this 5-year transition period. Estimated retail auto originated yield is a financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, amounts related to nonrecurring business transactions or pending transactions, and significant other one-time items. U.S. consumer auto originations ▪ New Retail – standard and subvented rate new vehicle loans; Lease – new vehicle lease originations; Used – used vehicle loans ▪ Nonprime – originations with a FICO® score of less than 620 Notes on Other Financial Measures

Supplemental

1Q 2025 Preliminary Results

Additional Notes

Page – 5 | Market Leading Franchises

(1) *Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 23 for details.*
(2) *Gross Revenue Yield expressed as gross interest income plus other revenue divided by average earning assets.*
(3) *FDIC insured percentage excludes affiliate and intercompany deposits.*

Page – 11 | Auto Finance

(1) *Noninterest expense includes corporate allocations of $180 million in 1Q 2025, $179 million in 4Q 2024, and $179 million in 1Q 2024.*
(2) *Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 23 for details.*

Page – 12 | Insurance

(2) *Acquisition and underwriting expenses includes corporate allocations of $21 million in 1Q 2025, $21 million in 4Q 2024, and $21 million in 1Q 2024.*
(3) *Change in fair value of equity securities impacts the Insurance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business' ongoing ability to generate revenue and income.*

Page – 13 | Corporate Finance

(2) *Noninterest expense includes corporate allocations of $15 million in 1Q 2025, $10 million in 4Q 2024, and $15 million in 1Q 2024.*
(3) *Change in fair value of equity securities impacts the Corporate Finance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business' ongoing ability to generate revenue and income.*

Page – 16 | Results by Segment

(2) *Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business' ongoing ability to generate revenue and income.*
(3) *Repositioning and other are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses.*
(4) *Includes adjustments for non-GAAP measures Core OID expense, change in fair value of equity securities, and repositioning.*

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Supplemental Page – 17 | Corporate and Other Repositioning and other are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses. Change in fair value of equity securities impacts the Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. HFI consumer mortgage portfolio, HFI Ally credit card portfolio in 4Q 2024 and 1Q 2024, and Ally lending in 1Q 2024. Amounts related to Credit Card; sale of Credit Card closed on 4/1/2025. Intercompany loan related to activity between Insurance and Corporate. Additional Notes

Supplemental GAAP to Core: Adjusted EPS

Supplemental GAAP to Core: Core ROTCE

Supplemental GAAP to Core: Adjusted TBVPS Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 23. Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to its opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by Ally’s consumer automotive loan portfolio.

Supplemental GAAP to Core: Adjusted Efficiency Ratio

Supplemental Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Non-GAAP Reconciliations ($ millions)